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                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                         IN AND FOR NEW CASTLE COUNTY

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EUGENIA GLADSTONE VOGEL,

              Plaintiff,

          v.                                          C.A. No. 16775

HARVEY J. PADEWER et al.,

              Defendants.
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BRICKELL PARTNERS,

              Plaintiff,

         v.                                           C.A. No 16777

F. JOSEPH BECRAFT et al.,

              Defendants.
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JOSEPH LEONE,

              Plaintiff,

         v.                                           C.A. No. 16778

AQUILA GAS PIPELINE CORPORATION et al.,

              Defendants.
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ROBERT RICCUITI,

              Plaintiff,

         v.                                           C.A. No. 16781

AQUILA GAS PIPELINE CORPORATION, et al.,

              Defendants.                    ORDER OF CONSOLIDATION
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     It appearing that the above-captioned actions involve the same subject matter, and that the administration of justice would be best served by consolidated the actions.

     IT IS, this 11th day of January 1998, ORDERED AS FOLLOWS:

     1.  The above-captioned actions shall be consolidated for all purposes.

     2.  Hereafter, papers need only be filed in Civil Action No. 16775.

     3.  The caption of the consolidated action shall be as follows:

         ---------------------------------
         IN RE AQUILA GAS PIPELINE                 CONSOLIDATED
         CORPORATION SHAREHOLDERS                  C.A. No. 16775
         LITIGATION
         ---------------------------------

     4. The law firms of FARUQI & FARUQI, LLP, 415 Madison Avenue, New York, NY 10017; GARWIN, BRONZAFT, GERSTEIN & FISHER, L.L.P., 1501 Broadway, Suite 1416, New York, NY 10036; MILBERG WEISS BERSHAD HYNES & LERACH LLP, One Pennsylvania Plaza, New York, NY 10119; ELWOOD S. SIMON & ASSOCIATES, P.C., 355 S. Woodward Avenue, Suite 250, Birmingham, MI 48009; and WECHSLER HARWOOD HALEBIAN & FEFFER LLP, 488 Madison Avenue, 8th Floor, New York, NY 10022 shall constitute plaintiffs' Committee of the Whole. The law firms of MILBERG WEISS BERSHAD HYNES & LERACH LLP and WECHSLER HARWOOD HALEBIAN & FEFFER LLP are hereby designated as plaintiffs' Co-Lead Counsel. The law firm of ROSENTHAL, MONHAIT, GROSS & GODDESS, P.A., Suite 1401, Mellon Bank Center, P.O Box 1070, Wilmington, DE 19899 is designated as Delaware Liaison Counsel for plaintiffs.

     5. All documents previously served and filed to date in any of the cases consolidated herein are deemed a part of the record in the consolidated action. The complaint filed in C.A. No. 16775 is hereby designated as the complaint in the

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consolidated action. Defendants need not respond to the complaints heretofore filed in any of the other constituent actions.

     6. Plaintiffs' Co-Lead Counsel shall set policy for plaintiffs for the prosecution of this litigation, delegate and monitor the work performed by plaintiffs' attorneys to ensure that there is no duplication of effort or unnecessary expense, coordinate on behalf of plaintiffs the initiation and conduct of discovery proceedings, and provide supervision and coordination of the activities of plaintiffs' counsel.


                                              (Signature)
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                                            Vice Chancellor




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